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Consent of Independent Registered Public Accounting Firm
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The board and shareholders
RiverSource Global Series, Inc.:
     RiverSource Absolute Return Currency and Income Fund
     RiverSource Emerging Markets Bond Fund
     RiverSource Emerging Markets Fund
     RiverSource Global Bond Fund
     RiverSource Global Equity Fund
     RiverSource Global Technology Fund


We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                                     /s/ KPMG LLP
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                                                         KPMG LLP

Minneapolis, Minnesota
December 20, 2006